Exhibit 1.1

[●] Shares

ALPINE INCOME PROPERTY TRUST, INC.

Common Stock

UNDERWRITING AGREEMENT

[●], 2019

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Representative of the Several Underwriters

listed on Schedule I hereto

Ladies and Gentlemen:

Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property OP, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), and Alpine Income Property Manager, LLC, a Delaware limited liability company (the “Manager”), propose, subject to the terms and conditions stated herein, that the Company will issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The aggregate of [●] shares of Common Stock to be purchased from the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional [●] shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

Concurrently with the execution of this Agreement, the Company and Consolidated-Tomoka Land Co., a Florida corporation (“CTO”), have entered into a stock purchase agreement (the “Private Placement Purchase Agreement”), pursuant to which the Company will agree to issue and sell to CTO, at a purchase price of $[●] per share, [●] shares of Common Stock (the “Private Placement Shares”). The shares of Common Stock to be outstanding after giving effect to the sale of the Shares and the Private Placement Shares are referred to herein as the “Stock.”

On the Closing Date (as defined herein), the Transaction Entities and certain of their subsidiaries will complete a series of transactions described more fully in the Registration Statement, the Time of Sale Information and the Prospectus (each as defined herein) under the captions “Prospectus Summary—Structure and Formation of Our Company—Formation Transactions” and “Structure and Formation of our Company—Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Transaction Entities will acquire direct or indirect ownership interests in the 20 single-tenant retail and office properties described in the Registration Statement, the Time of Sale Information and the Prospectus (each, a “Property” and, collectively, the “Properties”) and in furtherance of the Formation Transactions have entered into, or will enter into, as of the Closing Date, as the case may be, the agreements listed on Schedule II hereto (each, a “Formation Transaction Agreement” and, collectively, the “Formation Transaction Agreements”). As used herein, “CTO Entities” means, collectively, CTO and its subsidiaries that are parties to the Formation Transaction Agreements.

In addition, on the Closing Date, (i) the Company and CTO will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will register the resale of the Private Placement Shares under the Securities Act (as defined herein), (ii) the Transaction Entities and the Manager will enter into a management agreement (the “Management Agreement”), pursuant to which the Manager will externally manage and advise the Transaction Entities and their subsidiaries, and (iii) the Company and CTO will enter into an exclusivity and right of first offer agreement (the “Exclusivity and ROFO Agreement”), pursuant to which CTO, prior to seeking to sell certain single-tenant, net leased properties to a third party, must first offer to the Company the right to purchase any such properties. As used herein, “Transaction Agreements” means, collectively, the Private Placement Purchase Agreement, the Formation Transaction Agreements, the Registration Rights Agreement, the Management Agreement and the Exclusivity and ROFO Agreement.

Each of the Transaction Entities and the Manager wishes to confirm as follows its respective agreement with the several Underwriters, on whose behalf you are acting as the Representative, in connection with the several purchases of the Shares from the Company.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-234304), including a prospectus relating to the offering of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-11 (File No. 333-234304) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement,

“free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale” shall mean [●:●] [a/p].m., New York, New York time, on [●], 2019, and “Time of Sale Information” shall mean the most recent Preliminary Prospectus, as of the Time of Sale, together with the pricing information set forth on Schedule III hereto and the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto. “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment thereto, was or is declared effective by the Commission under the Securities Act. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) under the Securities Act or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of [●] Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Transaction Entities and the Manager herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[●] per Share (the “Purchase Price per Share”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Transaction Entities and the Manager herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to [●] Additional Shares at the Purchase Price per Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as the Representative may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus.

3. Terms of Public Offering. The Company has been advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representative is advisable and initially to offer the Shares upon the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

Not later than 12:00 p.m., New York, New York time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York at 10:00 a.m., New York, New York time, on [●], 2019, or such other time and date not later than 1:30 p.m., New York, New York time, on the second business day thereafter as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York, at 10:00 a.m., New York, New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Representative and the Company.

Delivery of the Firm Shares and any Additional Shares to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as the representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements of the Transaction Entities. Each of the Transaction Entities covenants and agrees with the several Underwriters as follows:

(a) The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Securities Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Transaction Entities and their subsidiaries, taken as a whole, or of any event that comes to the attention of the Transaction Entities that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in the manner and within the time period required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433 under the Securities Act).

(b) The Company will furnish to the Representative upon request, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to the Representative, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Representative may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to the Representative and counsel for the Underwriters and will obtain the consent of the Representative prior to filing any such document.

(e) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative.

(f) The Company will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Underwriters, without charge, in such quantities as they have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h) After the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will promptly deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), and Time of Sale Information as each Underwriter may request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Securities Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) The Company will cooperate with the Representative and counsel for the Underwriters to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(j) The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) If this Agreement shall terminate or shall be terminated after execution pursuant to Section 11 hereof or clause (i) or clause (iii) of Section 14 hereof, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Underwriters) reasonably incurred by the Underwriters in connection herewith.

(l) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder and the Private Placement Shares in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(m) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Transaction Entities will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with the Commission, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a registration statement on Form S-8 with respect to the Company’s equity incentive plans described in the Registration Statement, the Time of Sale Information and the Prospectus), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates, Inc. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the Private Placement Shares to be sold pursuant to the Private Placement Purchase Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Information and the Prospectus, (D) any shares of Common Stock or other equity-based awards issued or to be issued or options to purchase Common Stock granted or to be granted pursuant to employee benefit plans or equity incentive plans of the Company referred to in the Registration Statement, the Time of Sale Information and the Prospectus, (E) any shares of Common Stock or other equity-based awards issued or to be issued pursuant to any non-employee director stock plan, equity incentive plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Information and the Prospectus, (F) the issuance by the Operating Partnership of common units of limited partnership interest in the Operating Partnership (“OP Units”) in connection with the Formation Transactions, and (G) the issuance of OP Units by the Operating Partnership in connection with the acquisition of properties or assets, provided that recipients of OP Units agree in writing not to sell, offer, dispose of or otherwise transfer any such OP Units during the remainder of the Lock-Up Period without the prior written consent of Raymond James & Associates, Inc.

(n) The Company will cause each person or entity set forth on Schedule IV hereto to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Raymond James & Associates, Inc., in its sole discretion, may release the Common Stock and other securities subject to the Lock-Up Agreements in whole or in part at any time with or without notice; provided, however, that if the release is granted for one of the Company’s officers or directors, (i) at least two business days before the effective date of the release or waiver, Raymond James & Associates, Inc. will, on behalf of the Underwriters, notify the Company of the impending release or waiver, and (ii) the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

(o) The Company will enter stop transfer instructions with the transfer agent and registrar of the Common Stock against the transfer of shares of Common Stock and securities convertible into or exercisable or exchangeable for shares of Common Stock that are subject to the agreements described in Section 5(n) hereof except in compliance with the restrictions set forth in such agreements.

(p) The Transaction Entities will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(q) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(r) The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange (“NYSE”) and to timely file all required filings and notices with the NYSE and other necessary actions in connection with the sale and issuance of the Shares.

(s) The Company will engage and maintain, at its expense, a transfer agent and a registrar for the Common Stock.

(t) The Company will file, within applicable deadlines, all material required to be filed by it with the Commission pursuant to Section 12(b), 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), subsequent to the date of the Prospectus and during the Prospectus Delivery Period, that is required in connection with the offering of the Shares.

(u) The Company will use its best efforts to qualify for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its short taxable year ending December 31, 2019 and continue to qualify as a REIT for all subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

(v) The Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Time of Sale Information and the Prospectus.

(w) The Company will promptly notify the Representative if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”) at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period.

6. Covenants of the Manager.

(a) The Manager covenants with each Underwriter and with the Company that, during the Prospectus Delivery Period, the Manager will notify the Representative and the Company of the occurrence of any material events respecting the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(b) The Manager will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

7. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated against the Company or, to the knowledge of the Transaction Entities, threatened by the Commission.

(b) The Company, at the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, on the date hereof and on the Closing Date or the Additional Closing Date, was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and any Additional Closing Date, if applicable, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act. The most recent Preliminary Prospectus conformed in all material respects, and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date and any Additional Closing Date, if applicable, to the applicable requirements of the Securities Act.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(e) The Prospectus will not, as of its date and on the Closing Date and any Additional Closing Date, if applicable, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(f) The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(i) From the time of the initial confidential submission of the Registration Statement with the Commission through the date of this Agreement, the Company has been and is an Emerging Growth Company.

(j) The Company (i) has not alone engaged in any Testing-the-Waters Communications, (ii) has not authorized anyone to engage in Testing-the-Waters Communications and (iii) has not distributed or approved for distribution any Written Testing-the-Waters Communications. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act, and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act.

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement and the Transaction Agreements, to the extent the Company is a party to such agreements, and, as the sole member and manager of the General Partner (as defined below), to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Transaction Agreements, to the extent the Operating Partnership is a party to such agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions), taken as a whole (a “Material Adverse Effect”).

(l) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement and the Transaction Agreements, to the extent the Operating Partnership is a party to such agreements. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Alpine Income Property GP, LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Operating Partnership. The aggregate percentage interests of the General Partner, the Company and the other limited partners in the Operating Partnership at the Closing Date, after giving effect to the completion of the Formation Transactions, will be as set forth in the Prospectus; provided that to the extent that any Additional Shares are issued and sold on the Closing Date, the percentage interest of the Company and the other limited partners in the Operating Partnership will be adjusted accordingly. At or before the Closing Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership will have been duly authorized, executed and delivered by the General Partner and will be a legally valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(m) Each subsidiary of the Transaction Entities (after giving effect to the Formation Transactions) has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and each such subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary of the Transaction Entities (after giving effect to the Formation Transactions) has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is, or upon consummation of the Formation Transactions will be, owned by the Transaction Entities, directly or indirectly through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Transaction Entities (after giving effect to the Formation Transactions) was issued in violation of the preemptive or similar rights of the securityholder of such subsidiary. The Company does not, and will not upon completion of the Formation Transactions, own or control, directly or indirectly, any corporation, partnership, joint venture, association, trust or other business organization that is or will be a subsidiary other than the entities listed on Schedule V hereto.

(n) The authorized capitalization of the Company as of September 30, 2019 is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company. The Private Placement Shares to be issued and sold to CTO by the Company pursuant to the Private Placement Purchase Agreement have been duly authorized and, when issued and delivered to CTO against full payment therefor in accordance with the terms of the Private Placement Purchase Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company. The offer and sale of the Private Placement Shares are exempt from the registration requirements of the Securities Act and applicable state securities laws. The capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(o) The OP Units to be issued by the Operating Partnership in the Formation Transactions have been duly authorized for issuance by the Operating Partnership and, at the Closing Date, will be validly issued. None of the OP Units to be issued by the Operating Partnership in the Formation Transactions will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Other than the OP Units to be issued by the Operating Partnership in the Formation Transactions, there are no other limited partnership interests in the Operating Partnership outstanding. The offer and sale of the OP Units by the Operating Partnership in the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities convertible into or exercisable or exchangeable for any OP Units and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(p) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(q) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(r) The Transaction Entities and their subsidiaries and the CTO Entities, in each case to the extent that each such entity is a party thereto, have the legal right, power and authority to enter into each of the Transaction Agreements. At or before the Closing Date, the Transaction Entities and their subsidiaries and the CTO Entities, in each case, to the extent that each such entity is party thereto, will have duly authorized, executed and delivered each of the Transaction Agreements. Each of the Transaction Agreements will constitute a legally valid and binding obligation of the Transaction Entities and their subsidiaries and the CTO Entities, in each case, to the extent that each such entity is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(s) There are no legal or governmental proceedings pending or, to the knowledge of the Transaction Entities, threatened, against the Transaction Entities, any of their subsidiaries or the CTO Entities or to which the Transaction Entities, any of their subsidiaries or the CTO Entities or any of the Properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Transaction Entities, threatened against or involving the Transaction Entities, any of their subsidiaries or the CTO Entities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement or the Transaction Agreements, nor, to the knowledge of the Transaction Entities, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed. Neither of the Transaction Entities has received notice or been made aware that any other party is in breach of or default to the Transaction Entities or the applicable subsidiary under any of such contracts.

(t) None of the Transaction Entities, any of their subsidiaries or the CTO Entities: is (i) in violation of (A) its articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational document, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Transaction Entities, any of their subsidiaries or the CTO Entities, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Transaction Entities, any of their subsidiaries or the CTO Entities, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Transaction Entities, any of their subsidiaries or the CTO Entities is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Transaction Entities, any of their subsidiaries or the CTO Entities as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(u) Except as otherwise disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, (i) the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) and the Properties have been and are in compliance with, and none of the Transaction Entities or their subsidiaries (after giving effect to the Formation Transactions) has any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Transaction Entities, their subsidiaries (after giving effect to the Formation Transactions), or, to the knowledge of the Transaction Entities, the prior owners or occupants of the Properties has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties, except for such releases or dispositions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the Transaction Entities do not intend to use the Properties other than in compliance with applicable Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) neither of the Transaction Entities knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on or beneath the Properties, or onto lands owned by the Transaction Entities or their subsidiaries (after giving effect to the Formation Transactions) from which Hazardous Materials might seep, flow or drain into such waters, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) none of the Transaction Entities or their subsidiaries (after giving effect to the Formation Transactions) has received any notice of, and the Transaction Entities have no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties or arising out of the conduct of the Transaction Entities or their subsidiaries (after giving effect to the Formation Transactions), except for such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not require disclosure pursuant to Environmental Laws and (vi) the Properties are not included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Transaction Entities proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other governmental authority. Except as described in the Registration Statement, the Time of Sale

Information and the Prospectus, to the knowledge of the Transaction Entities, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, or under any of the Properties the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, including asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the Time of Sale Information and the Prospectus.

(v) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Time of Sale Information or the Prospectus, to the knowledge of the Transaction Entities, (i) there has been no security breach or other security compromise of or relating to the Transaction Entities’ information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment (collectively, “IT Systems”); (ii) the Transaction Entities’ IT Systems are adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Transaction Entities as currently conducted and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) the Transaction Entities are presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(w) None of the issuance and sale of the Shares and the Private Placement Shares by the Company, the execution, delivery and performance of this Agreement and each of the Transaction Agreements by the Transaction Entities, their subsidiaries and the CTO Entities, in each case to the extent that each such entity is party to such agreements, nor the consummation by the Transaction Entities, their subsidiaries and the CTO Entities of the Formation Transactions and the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been already obtained or may be required under the Securities Act, the Exchange Act, the rules of the

NYSE, state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Transaction Entities, any of their subsidiaries or the CTO Entities, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Transaction Entities, any of their subsidiaries or the CTO Entities is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Transaction Entities, any of their subsidiaries or the CTO Entities or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities, any of their subsidiaries or the CTO Entities pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities, any of their subsidiaries or the CTO Entities.

(x) Grant Thornton LLP, who has certified certain financial statements and supporting schedules filed as part of the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(y) The financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly in all material respects (i) the financial position of Alpine Income Property Trust Predecessor (the “Predecessor”) at the dates indicated and the results of operations, changes in equity and cash flows of the Predecessor for the periods specified and (ii) the combined statements of revenues of the properties located in Winston-Salem, North Carolina, Birmingham, Alabama, Lynn, Massachusetts, Albany, Georgia and East Troy, Wisconsin (the “2019 Acquisition Properties”), and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Predecessor present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary selected and the selected financial and operating data included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Predecessor and the 2019 Acquisition Properties included therein. The pro forma financial statements of the Company and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the Time of Sale Information and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(z) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has paid or declared any dividends or other distributions with respect to its capital stock or other equity interests and none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock or other equity interests of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) or any material change in the indebtedness of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock.

(bb) The Company has filed with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Common Stock, which registration is effective. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance of the Shares being sold by the Company. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(cc) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Transaction Entities have not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(dd) The Transaction Entities and each of their subsidiaries (after giving effect to the Formation Transactions) (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Transaction Entities and each of their respective subsidiaries (after giving effect to the Formation Transactions) in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Transaction Entities or their subsidiaries (after giving effect to the Formation Transactions), nor do to the Transaction Entities know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(ee) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or securityholder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries (after giving effect to the Formation Transactions) on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries (after giving effect to the Formation Transactions) on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(ff) Neither of the Transaction Entities is, or, after giving effect to the completion of the Formation Transactions, the offering and sale of the Shares and the Private Placement Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(gg) The Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) will have good and marketable title to the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions). Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) have valid, subsisting and enforceable leases with the tenants of the Properties, (ii) no third party has an option or right of first refusal to purchase any of the Properties other than those that have been properly waived and those that are not exercisable in connection with the transactions contemplated by the Transaction Agreements, including the Formation Transactions, (iii) the use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, and (iv) the Transaction Entities have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the Properties.

(hh) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible nor will the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(ii) The Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) will have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own the Properties and to conduct their business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Transaction Entities and each of their subsidiaries (after giving effect to the Formation Transactions) has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and, to the knowledge of the Transaction Entities, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit.

(jj) The Company and its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(kk) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company and its subsidiaries will be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the Effective Date, and is actively taking steps to ensure that the Company and its subsidiaries will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company and its subsidiaries at all times after the Effective Date.

(ll) None of the Transaction Entities, any of their subsidiaries (after giving effect to the Formation Transactions) or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(mm) None of the Transaction Entities, any of their subsidiaries (after giving effect to the Formation Transactions) or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Shares or the Private Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Transaction Entities, any of their subsidiaries (after giving effect to the Formation Transactions) or, to the knowledge of the Transaction Entities, any director, officer, employee, agent or affiliate of the Transaction Entities, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is either of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Transaction Entities will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. Since their inception, none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(nn) The operations of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(oo) The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus.

(pp) Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no pending or, to the knowledge of the Transaction Entities, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) The Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) maintain insurance of the types and in the amounts generally deemed adequate by the Transaction Entities for the business of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions), all of which insurance is in full force and effect in all material respects. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s purchase price for the real property comprising such Property and as of the date that such entity first acquired the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property.

(rr) Each of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) as now conducted or as proposed in the Prospectus to be conducted. There is no claim pending against the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) with respect to any Intellectual Property and the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) have not received notice or otherwise become aware that any Intellectual Property that such entities use or have used in the conduct of their business infringes upon or conflicts with the rights of any third party. None of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(ss) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Transaction Entities or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(tt) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) (each, a “Plan”) are in compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to each Plan; (iii) no “employee benefit plan” established or maintained by the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions), if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Transaction Entities or any of their subsidiaries (after giving effect to the Formation Transactions) has incurred or reasonably expects to incur, any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Code in respect of a Plan; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(uu) Upon completion of the Formation Transactions, the Transaction Entities and their subsidiaries will have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Transaction Entities and their subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Transaction Entities or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Transaction Entities or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or the Private Placement Shares.

(ww) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(xx) The statements included in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Prospectus Summary—Structure and Formation of Our Company,” “Prospectus Summary—Management Agreement,” “Prospectus Summary—Exclusivity and ROFO Agreement,” “Prospectus Summary—Restrictions on Ownership and Transfer,” “Prospectus Summary—Tax Status,” “Our Manager and the Management Agreement,” “Description of the Partnership Agreement of Alpine Income Property OP, LP,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Shares Eligible for Future Sale,” “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(yy) Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(zz) Commencing with its short taxable year ending December 31, 2019, the Company will be organized in conformity with the requirements for qualification and taxation as REIT under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Prospectus and the Time of Sale Information are true, complete and correct in all material respects.

(aaa) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on its capital stock or partnership interests.

(bbb) No subsidiary of the Transaction Entities (after giving effect to the Formation Transactions) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s capital stock or similar ownership interest, except as described in the Registration Statement, the Time of Sale Information or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ccc) To the Company’s knowledge, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is accurate and complete in all material respects.

(ddd) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not (i) have any material lending or other relationship with any Underwriter or any affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(eee) No securities issued by the Transaction Entities or any of their subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

Any certificate signed by any officer or any authorized representative of the Transaction Entities and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Transaction Entities, as the case may be, to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

8. Representations and Warranties of the Manager. The Manager hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The information regarding the Manager, set forth under the headings “Prospectus Summary—Management Agreement,” “Our Manager and the Management Agreement” and “Certain Relationships and Related Person Transactions” in the Registration Statement, the Time of Sale Information and the Prospectus is accurate and complete in all material respects.

(b) The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Manager (a “Manager Material Adverse Effect”).

(c) This Agreement has been duly authorized, executed and delivered by the Manager.

(d) The Management Agreement has been duly authorized by the Manager and, on the Closing Date, will be duly executed and delivered by the Manager and will constitute a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by (i) the application of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as to rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(e) The Manager is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. The execution, delivery and performance of this Agreement and the Management Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Manager with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any agreement to which the Manager is bound or to which any of its properties or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its properties or assets.

(f) The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect.

(g) Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder.

(h) Neither the Manager nor any member, officer, or employee of the Manager nor, to the knowledge of the Manager, any agent, affiliate or other person associated with or acting on behalf of the Manager has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Anti-Corruption Laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Manager has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(i) The operations of the Manager are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Manager, and no action, suit or proceeding by or before any governmental agency, authority or body involving the Manager with respect to the Anti-Money Laundering Laws of any jurisdiction having jurisdiction over the Manager is pending or, to the knowledge of the Manager, threatened.

(j) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement, the Time of Sale Information or the Prospectus.

(k) The Manager possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental agency, authority or body having jurisdiction over the Manager that are necessary for the ownership or lease of its properties or assets or the conduct of its business as currently conducted and described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Manager has not received any notice or is otherwise aware of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(l) The execution, delivery and performance by the Manager of this Agreement and the Management Agreement and the consummation of the transactions contemplated by this Agreement and the Management Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, or the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager pursuant to, any agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties or assets of the Manager is subject, (B) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Manager or (C) result in the violation of any law or statute applicable to the Manager or any judgment, order, rule or regulation of any governmental agency, authority or body having jurisdiction over the Manager or any of its properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, acceleration, lien, charge or encumbrance that would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(m) The Manager has not been notified that any executive officer of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) The Manager will have access to the personnel and other resources necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) The Manager intends to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Transaction Entities and their subsidiaries (after giving effect to the Formation Transactions) pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(p) The Manager is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which the Manager is engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or its business, assets, employees, officers and directors are in full force and effect; and the Manager has not been refused any insurance coverage sought or applied for.

(q) The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares.

(r) The Manager has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Transaction Entities to facilitate the sale or resale of the Shares or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Manager and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

9. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Manager’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of the Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(i) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NYSE; (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters or their affiliates; (ix) all other fees, costs and expenses referred to in Part II, Item 31 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 9, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(k) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(k) hereof.

10. Indemnification and Contribution. Subject to the limitations in this paragraph below, each of the Transaction Entities jointly and severally agree to indemnify and hold harmless the Representative and each other Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the

Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative, expressly for use in connection therewith, which information is specified in Section 15 hereof. This indemnification shall be in addition to any liability that the Transaction Entities may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Transaction Entities, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Transaction Entities, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Transaction Entities shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Transaction Entities, their respective directors and their respective officers who sign the Registration Statement and any person who controls any of the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Transaction Entities to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Preliminary Prospectus, or any amendment or supplement thereto, which is specified in Section 15 hereof. If any action or claim shall be brought or asserted against the Transaction Entities, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or the Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Transaction Entities by the immediately preceding paragraph (except that if the Transaction Entities shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Transaction Entities, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, (i) the Transaction Entities will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Underwriters will not, without the prior written consent of the Transaction Entities, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Transaction Entities from all liability arising out of such claim, action, suit or proceeding.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Transaction Entities on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Transaction Entities on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Transaction Entities or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares. The relative fault of the Transaction Entities on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Transaction Entities and their respective directors, their respective officers or any person controlling the Transaction Entities, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to either of the Transaction Entities, their respective directors, their respective officers or any person controlling the Transaction Entities, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of any termination of this Agreement.

11. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) No event or condition of a type described in clause (iii) of Section 14 hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) The Representative shall have received on the Closing Date (and the Additional Closing Date, if any) (1) the opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Company, substantially to the effect set forth in Exhibit B-1 hereto, (2) the opinion of Vinson & Elkins L.L.P., tax counsel to the Company, substantially to the effect set forth in Exhibit B-2 hereto, and (3) the opinion of Pillsbury Winthrop Shaw Pittman LLP, Maryland counsel to the Company and counsel to CTO, substantially to the effect set forth in Exhibit B-3 hereto.

(d) The Representative shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion and negative assurance letter of Hunton Andrews Kurth LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as the Representative may reasonably request, and the Company and its counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Representative shall have received letters addressed to the Representative and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Grant Thornton LLP, independent certified public accountants, provided that such letters shall have a “cut off” date of no more than three business days prior to such Closing Date or Additional Closing Date, respectively.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Transaction Entities, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Transaction Entities, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, as the case may be; (iv) the Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and the Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act) and Rule 430B under the Securities Act; and (v) all of the representations and warranties of the Transaction Entities and the Manager contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all material respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and the Representative shall have received a certificate, dated the Closing Date, from the Company and the Manager and signed by the president and chief executive officer or senior vice president of each (or such other officer as is acceptable to the Representative) and from the Operating Partnership and signed by the president and chief executive officer or senior vice president of the Company (or such other officer as is acceptable to the Representative), on behalf of the Company in its capacity as the sole member of the general partner of the Operating Partnership, to the effect set forth in Section 11(b) hereof and this Section 11(f).

(g) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(h) The Transaction Entities and the Manager shall have furnished or caused to have been furnished to the Representative such further certificates and documents as the Representative shall have reasonably requested.

(i) Prior to or concurrently with the Closing Date, the Company shall have issued and sold the Private Placement Shares to CTO pursuant to the Private Placement Purchase Agreement.

(j) At or prior to the Closing Date, the Representative shall have received the Lock-Up Agreements from each of the individuals and entities set forth on Schedule IV hereto.

(k) At or prior to the effective date of the Registration Statement, the Representative shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 11, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the Additional Closing Date and the certificates, opinions and letters called for by paragraphs (c) through (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representative by notifying the Company of such termination in writing at or prior to such Closing Date, but the Representative shall be entitled to waive any of such conditions.

12. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representative may specify in an agreement among underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Transaction Entities or the Manager. In any such case that does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

14. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in the sole judgment of the Representative, (i) trading in the Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iv) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by email or telephone and shall be subsequently confirmed by letter.

15. Information Furnished by the Underwriters. Each of the Transaction Entities acknowledges that the list of Underwriters and their respective participation in the sale of the Shares under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representative or on their behalf as such information is referred to in Section 7 and Section 10.

16. Miscellaneous. Except as otherwise provided in this Agreement, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)	to the Transaction Entities:

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue

New York, NY 10103

Attention: David S. Freed

(ii)	to the Manager:

Alpine Income Property Manager, LLC

c/o Consolidated-Tomoka Land Co.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: General Counsel

(iii)	to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Tom Donegan

with a copy to:

Hunton Andrews Kurth LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attention: David C. Wright

This Agreement has been and is made solely for the benefit of the several Underwriters, the Transaction Entities and their respective directors and officers.

17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder other than New York General Obligations Law 5-1401 and 5-1402.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Transaction Entities, the Manager and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Transaction Entities acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Transaction Entities or any other person, (ii) the Underwriters owe the Transaction Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Transaction Entities. The Transaction Entities waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

19. Research Analyst Independence. The Transaction Entities acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by any Underwriter’s investment banking division. The Transaction Entities acknowledge that each of the Underwriters is a full-service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Transaction Entities, the Manager and the several Underwriters.

Very truly yours,

ALPINE INCOME PROPERTY TRUST, INC.

By:
Name:
Title:

ALPINE INCOME PROPERTY OP, LP By: Alpine Income Property GP, LLC, its sole general partner
By: Alpine Income Property Trust, Inc., its sole member

By:
Name:
Title:

ALPINE INCOME PROPERTY MANAGER, LLC By: Consolidated-Tomoka Land Co., its sole member

By:
Name:
Title:

Signature Page to Underwriting Agreement of Alpine Income Property Trust, Inc.

CONFIRMED as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

Signature Page to Underwriting Agreement of Alpine Income Property Trust, Inc.

SCHEDULE I

Name	Number of Firm Shares
Raymond James & Associates, Inc.	[●]
Robert W. Baird & Co. Incorporated	[●]
B. Riley FBR, Inc.	[●]
BMO Capital Markets Corp.	[●]
Janney Montgomery Scott LLC	[●]
D.A. Davidson & Co.	[●]

Total:	[●]

SCHEDULE II

Formation Transaction Agreements

[To come.]

SCHEDULE III

Issuer Free Writing Prospectus:

Issuer Free Writing Prospectus, dated November 19, 2019, filed pursuant to Rule 433 under the Securities Act on November 19, 2019

Pricing Information:

Number of Firm Shares: [●]

Number of Additional Shares: [●]

Public Offering Price per Share: $[●]

SCHEDULE IV

Persons and Entities Subject to Lock-up

John P. Albright

Mark E. Patten

Daniel E. Smith

Steven R. Greathouse

Mark O. Decker, Jr.

M. Carson Good

Andrew C. Richardson

Jeffrey S. Yarckin

Alpine Income Property Manager, LLC

Consolidated-Tomoka Land Co.

SCHEDULE V

Subsidiaries of the Transaction Entities (After Giving Effect to the Formation Transactions)

Name of Entity	Jurisdiction of Incorporation / Formation

Alpine Income Property GP, LLC	Delaware

PINE19 Alpharetta GA LLC	Delaware

PINE19 Jacksonville FL LLC	Delaware

LHC15 Glendale AZ LLC	Delaware

CTO17 Hillsboro OR LLC	Delaware

Bluebird MetroWest Orlando, LLC	Delaware

CTO17 Brandon FL LLC	Delaware

CTO16 Raleigh LLC	Delaware

CTO16 Reno LLC	Delaware

Indigo Henry LLC	Florida

CTO17 Saugus LLC	Delaware

CTO16 Charlottesville LLC	Delaware

CTO16 Huntersville LLC	Delaware

CTO19 Birmingham LLC	Delaware

CTO19 Albany GA LLC	Delaware

CTO19 Winston Salem NC LLC	Delaware

CTLC18 Lynn MA LLC	Delaware

CTO19 Troy WI LLC	Delaware

EXHIBIT A

Form of Lock-up Agreement

[●], 2019

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Representative of the Several Underwriters

Re:	Alpine Income Property Trust, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, Alpine Income Property OP, LP (the “Operating Partnership”), Alpine Income Property Manager, LLC (the “Manager”) and Raymond James & Associates, Inc. as the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the “Offering”) of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-11 (File No. 333-234304) (the “Registration Statement”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Securities (collectively, a “Disposition”), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 180 days after the date of the Company’s prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc., (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or other Company Securities, in cash or otherwise, or (iii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Securities or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), the Representative will notify the Company of the impending release or waiver and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Representative has agreed that the undersigned may transfer the undersigned’s Lock-Up Securities (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or if the undersigned is a trust, to any trust beneficiary (including such trust beneficiary’s estate) of the undersigned; (iii) by will or intestate succession upon the death of the undersigned; (iv) as a distribution to members, limited partners or stockholders of the undersigned; (v) to the undersigned’s affiliates; or (vi) with the prior written consent of the Representative on behalf of the Underwriters; provided, however, that in the case of any transfer pursuant to (i), (ii),(iii), (iv) or (v) above, it shall be a condition to the transfer that the donee, trustee, heir, or other transferee, as the case may be, agree to be bound in writing by the restrictions set forth herein; provided, further, that any transfer pursuant to (i), (ii), (iii), (iv) or (v) above shall not involve a disposition for value; provided, further, that no filing by the undersigned or any other party (including any donor, donee, transferor or transferee) under the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the Representative will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

EXHIBIT B-1

Opinion and Negative Assurance Letter of Vinson & Elkins L.L.P.

EXHIBIT B-2

Tax Opinion of Vinson & Elkins L.L.P.

EXHIBIT B-3

Opinion of Pillsbury Winthrop Shaw Pittman LLP